Nelnet Reports Third Quarter 2023 Results
LINCOLN, Neb., November 7, 2023 - Nelnet (NYSE: NNI) today reported GAAP net income of $45.3 million, or $1.21 per share, for the third quarter of 2023, compared with GAAP net income of $104.8 million, or $2.80 per share, for the same period a year ago.
Net income, excluding derivative market value adjustments1, was $42.9 million, or $1.15 per share, for the third quarter of 2023, compared with $64.5 million, or $1.73 per share, for the same period in 2022.
“While Nelnet’s earnings are affected by the anticipated runoff of our legacy student loan portfolio, we continue to be pleased with the growth opportunities in our core fee-based businesses,” said Jeff Noordhoek, chief executive officer of Nelnet. “During the quarter, all federal student loan borrowers were asked to begin making payments for the first time since the pandemic began in March 2020. This unprecedented event, along with frequent program changes, has generated extraordinary call volume and web traffic. After supporting borrowers for more than 45 years, we remain committed and are working hard to be part of the solution with the help of our federal partners.”
Nelnet operates four primary business segments, earning interest income on loans in its Asset Generation and Management (AGM) and Nelnet Bank segments, and fee-based revenue in its Loan Servicing and Systems and Education Technology, Services, and Payment Processing segments. Other business activities and operating segments that are not reportable are combined and included in corporate activities. Corporate activities also includes income earned on the majority of the company's investments.
Asset Generation and Management
The AGM operating segment reported net interest income of $51.5 million during the third quarter of 2023, compared with $62.9 million for the same period a year ago. The decrease in 2023 was due to the expected runoff of the loan portfolio and a decrease in loan spread2. The average balance of loans outstanding decreased from $15.5 billion for the third quarter of 2022 to $13.2 billion for the same period in 2023.
AGM recognized net income after tax of $30.8 million for the three months ended September 30, 2023, compared with $85.0 million for the same period in 2022.
AGM recognized income of $1.2 million ($0.9 million after tax) related to changes in the fair value of derivative instruments that do not qualify for hedge accounting, compared with income of $53.0 million ($40.3 million after tax) for the same period in 2022.
Nelnet Bank
As of September 30, 2023, Nelnet Bank had a $468.8 million loan portfolio and total deposits, including intercompany deposits, of $947.4 million. Nelnet Bank recognized net income after tax for the quarter ended September 30, 2023 of $1.7 million, compared with $0.8 million for the same period in 2022.
Loan Servicing and Systems
Revenue from the Loan Servicing and Systems segment was $127.9 million for the third quarter of 2023, compared with $134.2 million for the same period in 2022.
As of September 30, 2023, the company was servicing $539.3 billion in government-owned, FFEL Program, private education, and consumer loans for 16.2 million borrowers, compared with $590.4 billion in servicing volume for 17.5 million borrowers as of September 30, 2022.
The Loan Servicing and Systems segment reported net income after tax of $18.6 million for the three months ended September 30, 2023, compared with $16.7 million for the same period in 2022. Operating margin improved in 2023 compared with 2022 due to a decrease in operating expenses, primarily salaries and benefits. The company reduced staff in the first and second quarters of 2023 to manage expenses due to the postponement of the return to repayment for federal student loan borrowers and lower pricing and reduced servicing volume for the company's federal servicing contracts. In August 2023, the company began to hire additional associates to support borrowers returning to repayment.

1 Net income, excluding derivative market value adjustments, is a non-GAAP measure. See "Non-GAAP Performance Measures" at the end of this press release and the "Non-GAAP Disclosures" section below for explanatory information and reconciliations of GAAP to non-GAAP financial information.

2 Loan spread represents the spread between the yield earned on loan assets and the costs of the liabilities and derivative instruments used to fund the assets.

Education Technology, Services, and Payment Processing
For the third quarter of 2023, revenue from the Education Technology, Services, and Payment Processing operating segment was $113.8 million, an increase from $106.9 million for the same period in 2022. Revenue less direct costs to provide services for the third quarter of 2023 was $70.1 million, compared with $64.2 million for the same period in 2022.
Net income after tax for the Education Technology, Services, and Payment Processing segment was $16.8 million for the three months ended September 30, 2023, compared with $14.1 million for the same period in 2022. Net income for the three months ended September 30, 2023 and 2022 included $8.9 million ($6.8 million after tax) and $3.7 million ($2.8 million after tax) of interest income, respectively. The increase in interest income was due to an increase in interest rates in 2023 compared with 2022.
Corporate Activities
During the third quarter of 2023, the company recognized a loss of $17.3 million ($13.1 million after tax) on its 45 percent voting membership interests in ALLO Holdings LLC, a holding company for ALLO Communications LLC (ALLO), compared with a loss of $17.6 million ($13.4 million after tax) for the same period in 2022.
Also included in corporate activities is the operating results of GRNE Solar (GRNE) that was acquired by the company on July 1, 2022. GRNE is a solar contracting company that provides full-service engineering, procurement, and construction (EPC) services to residential homes and commercial entities. GRNE incurred a net loss after tax of $3.0 million during the third quarter of 2023.
The company recognized net investment and interest income of $8.6 million ($6.5 million after tax) for the three months ended September 30, 2023, compared with $14.5 million ($11.0 million after tax) for the same period in 2022.
During the third quarter of 2023, the company recognized an impairment charge of $5.0 million ($3.8 million after tax) related to real estate leases as the company continues to downsize its facility footprint as a result of associates continuing to work from home.
Board of Directors Declares Fourth Quarter Dividend
The Nelnet Board of Directors declared a fourth-quarter cash dividend on the company's outstanding shares of Class A common stock and Class B common stock of $0.28 per share. The dividend will be paid on December 15, 2023, to shareholders of record at the close of business on December 1, 2023.
Forward-Looking and Cautionary Statements
This press release contains forward-looking statements within the meaning of federal securities laws. The words “anticipate,” “assume," "believe,” “continue,” “could,” "ensure," “estimate,” “expect,” “forecast,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” "scheduled," “should,” “will,” “would,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements. These statements are based on management's current expectations as of the date of this release and are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause the actual results and performance to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: risks related to the ability to successfully maintain and increase allocated volumes of student loans serviced by the company under existing and future servicing contracts with the Department and risks related to the company's ability to comply with agreements with third-party customers for the servicing of Federal Direct Loan Program, FFEL Program, private education, and consumer loans; loan portfolio risks such as credit risk, interest rate basis and repricing risk, risks related to the use of derivatives to manage exposure to interest rate fluctuations, uncertainties regarding the expected benefits from purchased securitized and unsecuritized FFEL Program, private education, consumer, and other loans, or investment interests therein, and initiatives to purchase additional FFEL Program, private education, consumer, and other loans, and risks from changes in levels of loan prepayment or default rates; financing and liquidity risks, including risks of changes in the interest rate environment; risks from changes in the terms of education loans and in the educational credit and services markets resulting from changes in applicable laws, regulations, and government programs and budgets; risks related to a breach of or failure in the company's operational or information systems or infrastructure, or those of third-party vendors, including disclosure of confidential or personal information and/or damage to reputation resulting from cyber-breaches; uncertainties inherent in forecasting future cash flows from student loan assets and related asset-backed securitizations; risks and uncertainties of the expected benefits from the November 2020 launch of Nelnet Bank operations, including the ability to successfully conduct banking operations and achieve expected market penetration; risks related to the expected benefits to the company from its continuing investment in ALLO, and risks related to investments in solar projects, including risks of not being able to realize tax credits which remain subject to recapture by taxing authorities;

risks and uncertainties related to other initiatives to pursue additional strategic investments (and anticipated income therefrom), acquisitions, and other activities, including activities that are intended to diversify the company both within and outside of its historical core education-related businesses; risks and uncertainties associated with climate change; risks from changes in economic conditions and consumer behavior; risks related to the company's ability to adapt to technological change; risks related to the exclusive forum provisions in the company's articles of incorporation; risks related to the company's executive chairman's ability to control matters related to the company through voting rights; risks related to related party transactions; concerns about the downgrade of the U.S. credit rating; risks related to natural disasters, terrorist activities, or international hostilities; and risks and uncertainties associated with litigation matters and with maintaining compliance with the extensive regulatory requirements applicable to the company's businesses.
For more information, see the "Risk Factors" sections and other cautionary discussions of risks and uncertainties included in documents filed or furnished by the company with the Securities and Exchange Commission. All forward-looking statements in this release are as of the date of this release. Although the company may voluntarily update or revise its forward-looking statements from time to time to reflect actual results or changes in the company's expectations, the company disclaims any commitment to do so except as required by law.
Non-GAAP Performance Measures
The company prepares its financial statements and presents its financial results in accordance with U.S. GAAP. However, it also provides additional non-GAAP financial information related to specific items management believes to be important in the evaluation of its operating results and performance. Reconciliations of GAAP to non-GAAP financial information, and a discussion of why the company believes providing this additional information is useful to investors, is provided in the "Non-GAAP Disclosures" section below.

Consolidated Statements of Income
(Dollars in thousands, except share data)
(unaudited)

	Three months ended			Nine months ended
	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Interest income:
Loan interest	$236,423	243,045	176,244	704,712	422,327
Investment interest	48,128	40,982	26,889	129,835	57,589
Total interest income	284,551	284,027	203,133	834,547	479,916
Interest expense on bonds and notes payable and bank deposits	207,159	233,148	126,625	639,756	248,347
Net interest income	77,392	50,879	76,508	194,791	231,569
Less provision for loan losses	10,659	9,592	9,665	54,526	18,640
Net interest income after provision for loan losses	66,733	41,287	66,843	140,265	212,929
Other income (expense):
Loan servicing and systems revenue	127,892	122,020	134,197	389,138	395,438
Education technology, services, and payment processing revenue	113,796	109,858	106,894	357,258	310,211
Solar construction revenue	6,301	4,735	9,358	19,687	9,358
Other, net	(211)	(7,011)	2,225	(21,293)	24,750
Gain on sale of loans, net	5,362	15,511	2,627	32,685	5,616
Impairment and other expense, net	(4,974)	—	121	(4,974)	(6,163)
Derivative market value adjustments and derivative settlements, net	3,957	2,070	63,262	(8,047)	251,210
Total other income (expense), net	252,123	247,183	318,684	764,454	990,420
Cost of services:
Cost to provide education technology, services, and payment processing services	43,694	40,407	42,676	131,804	109,073
Cost to provide solar construction services	7,783	9,122	5,968	25,204	5,968
Total cost of services	51,477	49,529	48,644	157,008	115,041
Operating expenses:
Salaries and benefits	141,204	144,706	147,198	438,620	438,010
Depreciation and amortization	21,835	18,652	18,772	57,114	53,978
Other expenses	51,370	45,997	43,858	138,154	120,297
Total operating expenses	214,409	209,355	209,828	633,888	612,285
Income before income taxes	52,970	29,586	127,055	113,823	476,023
Income tax expense	(10,734)	(10,491)	(26,586)	(29,475)	(107,765)
Net income	42,236	19,095	100,469	84,348	368,258
Net loss attributable to noncontrolling interests	3,096	9,172	4,329	15,738	8,315
Net income attributable to Nelnet, Inc.	$45,332	28,267	104,798	100,086	376,573
Earnings per common share:
Net income attributable to Nelnet, Inc. shareholders - basic and diluted	$1.21	0.75	2.80	2.67	9.99
Weighted average common shares outstanding - basic and diluted	37,498,073	37,468,397	37,380,493	37,437,587	37,708,425

Condensed Consolidated Balance Sheets
(Dollars in thousands)
(unaudited)

	As of	As of	As of
	September 30, 2023	December 31, 2022	September 30, 2022
Assets:
Loans and accrued interest receivable, net	$13,867,557	15,243,889	15,876,251
Cash, cash equivalents, and investments	2,133,378	2,230,063	2,126,712
Restricted cash	604,855	1,239,470	980,131
Goodwill and intangible assets, net	228,812	240,403	242,401
Other assets	388,080	420,219	338,038
Total assets	$17,222,682	19,374,044	19,563,533
Liabilities:
Bonds and notes payable	$12,448,109	14,637,195	15,042,595
Bank deposits	718,053	691,322	580,825
Other liabilities	797,365	845,625	773,754
Total liabilities	13,963,527	16,174,142	16,397,174
Equity:
Total Nelnet, Inc. shareholders' equity	3,294,981	3,198,959	3,180,614
Noncontrolling interests	(35,826)	943	(14,255)
Total equity	3,259,155	3,199,902	3,166,359
Total liabilities and equity	$17,222,682	19,374,044	19,563,533
Contacts:
Media, Ben Kiser, 402.458.3024, or Investors, Phil Morgan, 402.458.3038, both of Nelnet, Inc.

Non-GAAP Disclosures
(Dollars in thousands, except share data)
(unaudited)
Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies. The company reports this non-GAAP information because the company believes that it provides additional information regarding operational and performance indicators that are closely assessed by management. There is no comprehensive, authoritative guidance for the presentation of such non-GAAP information, which is only meant to supplement GAAP results by providing additional information that management utilizes to assess performance.
Net income, excluding derivative market value adjustments

	Three months ended September 30,
	2023	2022
GAAP net income attributable to Nelnet, Inc.	$45,332	104,798
Realized and unrealized derivative market value adjustments (a)	(3,140)	(52,991)
Tax effect (b)	754	12,718
Non-GAAP net income attributable to Nelnet, Inc., excluding derivative market value adjustments	$42,946	64,525

Earnings per share:
GAAP net income attributable to Nelnet, Inc.	$1.21	2.80
Realized and unrealized derivative market value adjustments (a)	(0.08)	(1.42)
Tax effect (b)	0.02	0.35
Non-GAAP net income attributable to Nelnet, Inc., excluding derivative market value adjustments	$1.15	1.73

(a)    "Derivative market value adjustments" includes both the realized portion of gains and losses (corresponding to variation margin received or paid on derivative instruments that are settled daily at a central clearinghouse) and the unrealized portion of gains and losses that are caused by changes in fair values of derivatives which do not qualify for "hedge treatment" under GAAP. "Derivative market value adjustments" does not include "derivative settlements" that represent the cash paid or received during the current period to settle with derivative instrument counterparties the economic effect of the company's derivative instruments based on their contractual terms.
The accounting for derivatives requires that changes in the fair value of derivative instruments be recognized currently in earnings, with no fair value adjustment of the hedged item, unless specific hedge accounting criteria is met. Management has structured all of the company’s derivative transactions with the intent that each is economically effective; however, the company’s derivative instruments do not qualify for hedge accounting. As a result, the change in fair value of derivative instruments is reported in current period earnings with no consideration for the corresponding change in fair value of the hedged item. Under GAAP, the cumulative net realized and unrealized gain or loss caused by changes in fair values of derivatives in which the company plans to hold to maturity will equal zero over the life of the contract. However, the net realized and unrealized gain or loss during any given reporting period fluctuates significantly from period to period.
The company believes these point-in-time estimates of asset and liability values related to its derivative instruments that are subject to interest rate fluctuations are subject to volatility mostly due to timing and market factors beyond the control of management, and affect the period-to-period comparability of the results of operations. Accordingly, the company’s management utilizes operating results excluding these items for comparability purposes when making decisions regarding the company’s performance and in presentations with credit rating agencies, lenders, and investors.
(b)    The tax effects are calculated by multiplying the realized and unrealized derivative market value adjustments by the applicable statutory income tax rate.